EXHIBIT 99.1
FOR IMMEDIATE RELEASE
BROADRIDGE DECLARES DIVIDEND

LAKE SUCCESS, N.Y., November 17, 2016 - Broadridge Financial Solutions, Inc. (NYSE:BR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.33 per share. The dividend is payable on January 4, 2017, to stockholders of record at the close of business on December 14, 2016.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) is a leading provider of investor communications and technology-driven solutions for banks, broker-dealers, mutual funds and corporate issuers. Broadridge’s investor and customer communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes on average over $5 trillion in equity and fixed income trades per day. Broadridge employs approximately 10,000 associates in 16 countries. For more information about Broadridge, please visit www.broadridge.com.

Contact Information

Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129